Amendment
Dated as of April 28, 2005
to
Second Amended and Restated

Receivables Sale Agreement
Dated as of August 16, 2004

          This Amendment (the "Amendment"), dated as of April 28, 2005, is entered into among Crompton & Knowles Receivables Corporation (the "Seller"), Crompton Corporation (the "Initial Collection Agent"), Amsterdam Funding Corporation, a Delaware corporation ("Amsterdam"), ABN AMRO Bank N.V., as a liquidity provider to Amsterdam (the "Liquidity Provider") and ABN AMRO Bank N.V., as agent for Amsterdam and the Liquidity Provider (the "Agent").

          Reference is hereby made to that certain Second Amended and Restated Receivables Sale Agreement, dated as of August 16, 2004 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"), among the Seller, the Initial Collection Agent, Amsterdam, the Liquidity Provider and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

          For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. Upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

               (a)      The defined term "Concentration Limit" appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows

"Concentration Limit" means with respect to any Obligor (other than an Obligor on Foreign Receivables described in subclause (II) of clause (i) of the definition of Eligible Receivables) (i) with senior unsecured long-term indebtedness rated A (or higher) by S&P and A2 (or higher) by Moody's, an amount not to exceed 6.0% of the Eligible Receivables Balance, (ii) with senior unsecured long-term indebtedness rated at least BBB- but lower than A by S&P and at least Baa3 but lower than A2 by Moody's, an amount not to exceed 4.0% of the Eligible Receivables Balance and (iii) with respect to all other Obligors, an amount not to exceed 2.0% of the Eligible Receivables Balance.

               (b)      The defined term "Defaulted Receivable" appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

"Defaulted Receivable" means any Receivable (a) on which any amount is unpaid more than 90 days past its original due date, or (b) the Obligor on which has suffered a Bankruptcy Event.

               (c)      The defined term "Delinquent Receivable" appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

"Delinquent Receivable" means any Receivable (other than a Charge-Off or Defaulted Receivable) on which any amount is unpaid more than 31 days past its original due date.

               (d)      The reference to "15.0%" appearing in subclause (a) of the defined term "Loss Reserve" appearing in Schedule I of the Sale Agreement is deleted and replaced with "12.0%."

               (e)       The defined term "Originators" appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

"Originators" means each of Crompton Manufacturing Company, Inc. (as successor-by-merger to Crompton Sales Company, Inc.) and Crompton Corporation.

               (f)     Clause (f) of the defined term "Termination Event" appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

          (f)     the average of the Delinquency Ratios as of the end of each of the most recent three calendar months exceeds 6.0%, the average of the Default Ratios as of the end of each of the most recent three calendar months exceeds 3.0%, the Dilution Ratio at the end of any calendar month measured for the three month calendar period then ending exceeds 6.0% or the Loss-to-Liquidation Ratio at the end of any calendar month measured for the three month calendar period then ending exceeds 1.0%; or

               (g)     Exhibit D to the Sale Agreement is hereby amended in its entirety and as so amended shall read as set forth on Exhibit D attached hereto.

          Section 2. The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect. By executing this Amendment, Crompton Corporation confirms that it is the "Guarantor" under the Limited Guaranty and that the Limited Guaranty and Crompton Corporation's obligations thereunder remain in full force and effect.

          Section 3. This Amendment shall become effective only once the Agent has received executed counterparts of this Amendment. For ease of administration, this price shall be paid directly by Davis to Windmill.

          Section 4. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

          Section 5. This Amendment shall be governed and construed in accordance with the internal laws of the State of New York.

          In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

ABN AMRO Bank N.V., as the Agent and as the Liquidity Provider

By:

Title:

By:

Title:

Amsterdam Funding Corporation

By:

Title:

Crompton & Knowles Receivables Corporation

By:

Title:

Crompton Corporation

By:

Title:

Exhibit D

Addresses and Names of Seller and Originators

          1. Locations. (a) The chief executive office of the Seller and each Originator are located at the following address:

Crompton & Knowles Receivables Corporation
Benson Road
Middlebury, Connecticut 06749

Crompton Corporation
Benson Road
Middlebury, Connecticut 06749

Crompton Manufacturing Company, Inc.
Benson Road
Middlebury, Connecticut 06749

No such address was different at any time since July 1, 2001.

          (b)     The following are all the locations here the Seller and each Originator directly or through its agents maintain any Records:

Benson Road
Middlebury, Connecticut 06749

World Headquarters
Benson Road
Middlebury, Connecticut 06749

          2.     Names. The following is list of all names (including trade names or similar appellations) used by the Seller and each Originator or any of its divisions or other business units:

None.

          3.      Jurisdiction of Organization and Organizational Identification Number:

Crompton & Knowles Receivables Corporation 2971181
Delaware Corporation

Crompton Corporation 3046078
Delaware Corporation

Crompton Manufacturing Company, Inc. 0100271711
New Jersey Corporation